EXHIBIT 99.3

Consent

Pursuant to Rule 438, promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 filed of WSFS Financial Corporation and all amendments thereto (the “Registration Statement”) and any related prospectus (including any amendments or supplements thereto) filed pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended, as a person anticipated to become a director of WSFS Financial Corporation upon completion of the merger with Penn Liberty Financial Corp. described therein, and to the filing of this consent as an exhibit to the Registration Statement.

Date: January 15, 2016	/s/ Patrick J. Ward
Patrick J. Ward